Exhibit 4.1
SECOND SUPPLEMENTAL INDENTURE
     SECOND SUPPLEMENTAL INDENTURE (this “SUPPLEMENTAL INDENTURE”), dated as of May 23, 2007, among INTERFACE GROUP-NEVADA, INC., LIDO CASINO RESORT HOLDING COMPANY, LLC, PHASE II MALL HOLDING, LLC, PHASE II MALL SUBSIDIARY, LLC, SANDS PENNSYLVANIA, INC. and PALAZZO CONDO TOWER, LLC (the “GUARANTEEING SUBSIDIARIES”), all of which are subsidiaries of Las Vegas Sands Corp. (or its permitted successor), a Nevada corporation (the “COMPANY”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “TRUSTEE”).
W I T N E S S E T H
          WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of February 10, 2005, as supplemented by the First Supplemental Indenture, dated as of February 22, 2005 (as so supplemented, the “INDENTURE”) providing for the issuance of 6.375% Senior Notes due 2015 (the “NOTES”);
          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “SUBSIDIARY GUARANTEES”); and
          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
          1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
          2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries each hereby agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including but not limited to Article 10 thereof and each agrees to be bound as a Guarantor under the Indenture.
          4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, member, stockholder or agent of any of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Subsidiary Guarantees. Such waiver shall not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
          5. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF NEVADA LAW, INCLUDING THE NEVADA GAMING CONTROL ACT AND THE REGULATIONS PROMULGATED THEREUNDER.
          6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
          8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Company.
[Second Supplemental Indenture]

Exhibit 4.1
     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: May 23, 2007
LAS VEGAS SANDS CORP.

	By:	/s/ Robert P. Rozek
Name: Robert P. Rozek
Title: Senior Vice President and Chief Financial Officer

LAS VEGAS SANDS, LLC

	By:	/s/ Robert P. Rozek

Name: Robert P. Rozek
Title: Senior Vice President and Chief Financial Officer

VENETIAN CASINO RESORT, LLC
VENETIAN TRANSPORT LLC

	By:	Las Vegas Sands, LLC their Managing Member

Executing this Agreement as Senior Vice President and Chief Financial Officer of the managing member of each of the foregoing persons on behalf of and so as to bind Venetian Casino Resort, LLC and Venetian Transport LLC

By:	/s/ Robert P. Rozek
Name: Robert P. Rozek
Title: Senior Vice President and Chief Financial Officer

PALAZZO CONDO TOWER, LLC LIDO INTERMEDIATE HOLDING COMPANY, LLC MALL INTERMEDIATE HOLDING COMPANY, LLC
VENETIAN VENTURE DEVELOPMENT, LLC
[Second Supplemental Indenture]

By:	Venetian Casino Resort, LLC
their Managing Member

	By:	Las Vegas Sands, LLC
their Managing Member

Executing this Agreement as Senior Vice President and Chief Financial Officer of the managing member of each of the foregoing persons on behalf of and so as to bind Palazzo Condo Tower, LLC, Lido Intermediate Holding Company, LLC, Mall Intermediate Holding Company, LLC and Venetian Venture Development, LLC

By:	/s/ Robert P. Rozek
Name: Robert P. Rozek
Title: Senior Vice President and Chief Financial Officer
[Second Supplemental Indenture]

LIDO CASINO RESORT HOLDING COMPANY, LLC

By:	Lido Intermediate Holding Company, LLC, their Managing Member

	By:	Venetian Casino Resort, LLC their Managing Member

		By:	Las Vegas Sands, LLC their Managing Member

Executing this Agreement as Senior Vice President and Chief Financial Officer of the managing member of each of the foregoing persons on behalf of and so as to Lido Casino Resort Holding Company, LLC

By:	/s/ Robert P. Rozek
Name: Robert P. Rozek
Title: Senior Vice President and Chief Financial Officer

PHASE II MALL HOLDING, LLC

By:	Lido Casino Resort Holding Company, LLC
its Managing Member

	By:	Lido Intermediate Holding Company, LLC its Managing Member

		By:	Venetian Casino Resort, LLC its Managing Member

			By:	Las Vegas Sands, LLC, its Managing Member

				By:	/s/ Robert P. Rozek Name: Robert P. Rozek
Title: Senior Vice President and Chief Financial Officer
[Second Supplemental Indenture]

PHASE II MALL SUBSIDIARY, LLC

By:	Phase II Mall Holding, LLC its Managing Member

	By:	Lido Casino Resort Holding Company, LLC its Managing Member

		By:	Lido Intermediate Holding Company, LLC its Managing Member

			By:	Venetian Casino Resort, LLC its Managing Member

				By:	Las Vegas Sands, LLC, its Managing Member

				By:	/s/ Robert P. Rozek

Name: Robert P. Rozek
Title: Senior Vice President and Chief Financial Officer

INTERFACE GROUP-NEVADA, INC.

By:	/s/ Robert P. Rozek
Name: Robert P. Rozek
Title: Senior Vice President and Chief Financial Officer

SANDS PENNSYLVANIA, INC.

By:	/s/ Robert P. Rozek

Name: Robert P. Rozek
Title: Senior Vice President and Chief Financial Officer

VENETIAN MARKETING, INC.

By:	/s/ Robert P. Rozek

Name: Robert P. Rozek
Title: Senior Vice President and Chief Financial Officer
[Second Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch Name: Richard Prokosch
Title: Vice President
[Second Supplemental Indenture]